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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 4, 2001

                        LIBERTY FINANCIAL COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)

                                  Massachusetts
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                    (State of incorporation or organization)

                    1-13654                             04-3260640
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                 (Commission File Number)             (I.R.S. Employer
                                                      Identification No.)

             600  Atlantic Avenue, Boston, Massachusetts 02210-2214
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               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (617) 722-6000
                                ----------------

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ITEM 5. OTHER EVENTS.

         On June 4, 2001, Liberty Financial Companies, Inc., a Massachusetts corporation (the "Company"), and Liberty Financial Services, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Company ("LFS"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Fleet National Bank, a national banking association ("Fleet"). Pursuant to the Stock Purchase Agreement, the Company and LFS agreed to sell, and Fleet agreed to purchase (the "Sale"), all of the issued and outstanding shares of capital stock of certain direct and indirect subsidiaries of the Company and LFS constituting the Company's asset management business for an aggregate purchase price of approximately $900 million. The purchase price is subject to adjustment in certain circumstances, as provided in the Stock Purchase Agreement. In connection with the Sale, Fleet will also discharge approximately $110 million in revolving debt incurred by a subsidiary of the Company to finance sales commissions. The Sale is subject to certain conditions to closing, including without limitation approvals of regulatory authorities, mutual fund trustees and shareholders, and the Company's shareholders. Closing of the Sale is not conditioned on the closing of the previously announced transaction to sell the Company's annuity business to Sun Life Assurance Company of Canada ("Sun Life"). In connection with the execution of the Stock Purchase Agreement, Liberty Mutual Insurance Company ("Liberty Mutual"), the Company's controlling stockholder, entered into an agreement to vote in favor of the Sale. The foregoing description of the Stock Purchase Agreement and the Sale is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.

         On June 4, 2001, simultaneously with the signing of the Stock Purchase Agreement, the Company entered into a merger agreement ("Merger Agreement") with Liberty Mutual and a wholly owned subsidiary of Liberty Mutual ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will merge with and into the Company, the Company will become a wholly owned subsidiary of Liberty Mutual (the "Merger"), and the Company's public stockholders will receive a cash amount currently estimated to be $33.44 per share. Such amount is subject to adjustment in certain circumstances, including if the net after-tax proceeds of the Sale and the Sun Life transaction, transaction costs, or the net after-tax cost of settling corporate liabilities of the Company are different from those currently estimated in the Merger Agreement. The completion of the Merger is subject to certain conditions, including without limitation the receipt of all necessary regulatory approvals, approval by the Company's stockholders and the prior closing of each of the Sale and the Sun Life transaction. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is included as Exhibit 99.2 to this report and is incorporated into this Item 5 by reference.

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         On June 4, 2001, the Company issued a press release announcing the signing of the Stock Purchase Agreement and the Merger Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits

                  Exhibit No.     Description
                  -----------     -----------
                  99.1            Stock Purchase Agreement
                  99.2            Merger Agreement

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LIBERTY FINANCIAL COMPANIES, INC.

         Date: June 6, 2001          By: /s/ J. Andrew Hilbert
                                         --------------------------------------
                                         J. Andrew Hilbert
                                         Chief Financial Officer

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                                  EXHIBIT INDEX

            Exhibit No.                      Description
            ----------                       -----------
            99.1                             Stock Purchase Agreement
            99.2                             Merger Agreement